Exhibit 99.1

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, KS 66211

Phone 913 696 6100 Fax 913 696 6116

N E W S    R E L E A S E

January 27, 2005

Yellow Roadway Corporation Delivers Successful First Year

•	Roadway Express and Yellow Transportation post highest revenue and operating income ever

•	New Penn achieves a 20% revenue increase and an 87.0% operating ratio

•	Meridian IQ delivers a 77% revenue increase with $3.7 million in operating income

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced 2004 adjusted earnings per share (“EPS”) of $3.96 in its first full year as a combined company, with $1.24 per share in the fourth quarter. Adjusted EPS for the year excluded $0.21 per share related to the following: dilution from the contingent convertible notes of $.03 per share; a non-cash charge for the unamortized debt costs from eliminating the secured credit facility of $.24 per share; and a benefit from gains on property disposals of $.06 per share. In the fourth quarter of 2004, adjustments to EPS were $.05 per share for the contingent convertible dilution entirely offset by a benefit of $.05 per share from property gains. Reported EPS in 2004 was $3.75 per share compared to 2003 pro forma EPS of $.79 per share and 2003 reported EPS of $1.33 per share.

“2004 was a successful year for Yellow Roadway by any measure,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway. “Our business units set new records for revenue, operating income, and margin. We provided consistent service quality to our customers throughout the year and delivered significant shareholder value.”

Yellow Roadway reported the following consolidated results for the fourth quarter of 2004:

•	Operating revenue of $1.77 billion compared to fourth quarter 2003 revenue of $903 million.

•	Adjusted operating income of $107 million, more than three times fourth quarter 2003 adjusted operating income of $34 million. Adjustments of $4 million in the fourth quarter of 2004 related entirely to property gains. Adjustments of $27 million in the fourth quarter of 2003 primarily related to the Roadway acquisition, conforming accounting policies, and property gains. Reported operating income was $111 million compared to reported operating income of $7 million in the fourth quarter of 2003.

For the full year 2004, Yellow Roadway reported the following consolidated results:

•	Operating revenue of $6.77 billion, up 11% from pro forma revenue of $6.12 billion and more than double reported revenue of $3.07 billion in 2003.

•	Adjusted operating income of $357 million, up from adjusted operating income of $117 million for 2003. Reported operating income of $362 million compared to reported operating income of $89 million and pro forma operating income of $149 million last year.

Results for the quarter and full year 2003 provided above include the former Yellow Corporation entities for the entire periods and Roadway Express and New Penn Motor Express results for the period December 12 through December 31. Pro forma amounts for 2003 assume the acquisition of Roadway Corporation occurred as of January 1, 2003.

Selected Segment Highlights for Fourth Quarter 2004 Compared to Fourth Quarter 2003

“Throughout 2004 our business units remained focused on delivering solid results through effective execution,” Zollars said. “Our fourth quarter results reflect their continuing momentum.”

•	Roadway Express

•	Revenue of $822 million, up 12.5% from last year’s comparable fourth quarter

•	Adjusted operating income of $53 million with an adjusted operating ratio of 93.5%

•	LTL tonnage per workday up 3.2%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 0.7%, and with further adjustments for business mix, up 3.6%

•	Yellow Transportation

•	Record fourth quarter revenue and operating income

•	Adjusted operating ratio of 93.5%, the best fourth quarter operating ratio since 1983

•	LTL tonnage per workday up 2.2%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 2.7%, and with further adjustments for business mix, up 4.4%

•	New Penn Motor Express

•	Revenue growth of 26.4%, when stated on a comparable basis

•	Operating ratio of 87.5%

•	LTL tonnage per workday up 15.3%

•	Meridian IQ

•	Revenue increase of 44%, resulting from organic growth and acquisitions

•	Adjusted operating income of $1.5 million, up 46%

For complete statistical information, refer to the company’s website at www.yellowroadway.com under Investor Relations and then select Earnings Releases & Operating Statistics. The preceding disclosures for Roadway Express and New Penn are based on comparisons to 2003 ‘adjusted’ revenue, operating income and operating ratios. Management has adjusted the prior year results for conforming accounting policies, acquisition charges and the conversion to a calendar quarter to more accurately compare operating results to the current period. For further detail of 2004 adjustments by segment, refer to the attached “Supplemental Financial Information.”

Selected Financial Data

The company will file a Form 8-K with the Securities and Exchange Commission within the next two weeks that includes unaudited Consolidated Balance Sheets at December 31, 2004 and 2003, and unaudited Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003. Selected financial data from those statements is included below.

(in thousands except percentages)	December 31, 2004	December 31, 2003
Cash and cash equivalents	$106,489	$75,166
Total debt	657,935	909,339
Total shareholders’ equity	1,214,190	1,002,085
Debt to capitalization	35.1%	47.6%
Debt to capitalization, less cash	31.2%	45.4%

Outlook

“2005 is another year of opportunity for Yellow Roadway,” stated Zollars. “With our significant momentum, operating leverage, substantial synergies, and a favorable economy, we are confident in our ability to continue to deliver solid results.”

The company’s 2005 expectations are as follows:

•	Full year 2005 EPS between $5.10 and $5.30, including $.24 per share for dilution from the contingent convertibles. The dilution is based on our average current stock price of $52.73 per share.

•	First quarter EPS between $.80 and $.90, including $.05 per share of dilution from the contingent convertibles using the same stock price assumption as above.

•	Revenue around $7.2 billion, interest expense of $37 million, and a consolidated income tax rate of 38.1%.

•	Gross capital expenditures between $235 and $245 million, including about $25 million related to synergy initiatives.

•	Economic assumptions include year-over-year growth in real GDP of 3.5%.

Review of Financial Results

Yellow Roadway Corporation (NASDAQ: YELL) will host a conference call for shareholders and the investment community on Friday, January 28, 2005, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Hosting the teleconference will be: Bill Zollars-Chairman, President and CEO, Yellow Roadway; Don Barger-Sr. Vice President and CFO, Yellow Roadway; Jim Staley-President, Roadway Group; James Welch-President, Yellow Transportation; and Jim Ritchie-President, Meridian IQ.

Investors and analysts should dial 1.888.428.4479 at least 15 minutes prior to the start of the call.

The conference call will be open to listeners through a live webcast via StreetEvents at www.streetevents.com and via the Yellow Roadway Internet site www.yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on February 11, 2005 by calling 1.800.475.6701 and entering the access code, 765296. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway web sites.

*    *    *    *    *

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Twelve Months
	2004	2003[a]	2004	2003[a]
OPERATING REVENUE	$1,774,137	$903,365	$6,767,485	$3,068,616

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,064,447	584,379	4,172,144	1,970,440
Operating expenses and supplies	273,118	129,484	1,011,864	449,825
Operating taxes and licenses	43,939	24,038	169,374	83,548
Claims and insurance	34,348	27,698	132,793	67,670
Depreciation and amortization	44,722	25,192	171,468	87,398
Purchased transportation	206,070	104,205	752,788	318,176
Gains on property disposals, net	(3,957)	(589)	(4,547)	(167)
Acquisition charges	—	2,260	—	3,124

Total operating expenses	1,662,687	896,667	6,405,884	2,980,014

OPERATING INCOME	111,450	6,698	361,601	88,602

NONOPERATING (INCOME) EXPENSES:
Interest expense	9,506	8,810	43,954	20,606
Write off debt issuance costs	—	—	18,279	—
Other	999	(796)	1,705	1,182

Nonoperating expenses, net	10,505	8,014	63,938	21,788

INCOME (LOSS) BEFORE INCOME TAXES	100,945	(1,316)	297,663	66,814
INCOME TAX PROVISION (BENEFIT)	37,600	(644)	113,336	26,131

NET INCOME (LOSS)	$63,345	$(672)	$184,327	$40,683

AVERAGE SHARES OUTSTANDING-BASIC	48,617	32,721	48,149	30,370

AVERAGE SHARES OUTSTANDING-DILUTED	51,170	33,098	49,174	30,655

BASIC EARNINGS (LOSS) PER SHARE	$1.30	$(0.02)	$3.83	$1.34

DILUTED EARNINGS (LOSS) PER SHARE	$1.24	$(0.02)	$3.75	$1.33

[a]	Includes the results of Roadway LLC for December 12 through 31.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2004	2003[a]	%
Operating revenue:
Yellow Transportation	$824,491	$722,007	14.2
Roadway Express	822,227	131,248	n/m
New Penn	69,470	9,770	n/m
Meridian IQ	59,861	41,501	44.2
Corporate	(1,912)	(1,161)	(64.7)

Consolidated	1,774,137	903,365

Reported operating income (loss):
Yellow Transportation	55,728	21,210	162.7
Roadway Express	54,840	(6,075)	n/m
New Penn	8,668	(221)	n/m
Meridian IQ	1,484	961	54.4
Corporate	(9,270)	(9,177)	(1.0)

Consolidated	111,450	6,698

Adjustments to operating income by segment [b] :
Yellow Transportation	(2,329)	18,641
Roadway Express	(1,668)	6,075
New Penn	40	221
Meridian IQ	—	57
Corporate	—	2,478

Consolidated	(3,957)	27,472

Adjusted operating income (loss):
Yellow Transportation	53,399	39,851	34.0
Roadway Express	53,172	—	n/m
New Penn	8,708	—	n/m
Meridian IQ	1,484	1,018	45.8
Corporate	(9,270)	(6,699)	(38.4)

Consolidated	$107,493	$34,170

Reported operating ratio:
Yellow Transportation	93.2%	97.1%
Roadway Express	93.3%	n/m
New Penn	87.5%	n/m
Consolidated	93.7%	99.3%

Adjusted operating ratio:
Yellow Transportation	93.5%	94.5%
Roadway Express	93.5%
New Penn	87.5%
Consolidated	93.9%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$1.24	$(0.02)
Gains on property disposals	(0.05)	(0.01)
Contingent convertible dilution impact [c]	0.05	—
Acquisition charges - operating & nonoperating	—	0.17
Conforming accounting policies & legal provision	—	0.37
Roadway LLC net loss (12/12 - 12/31) & share dilution	—	0.20

Adjusted diluted EPS	1.24	0.71

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Twelve Months
	2004	2003[a]		%
Operating revenue:
Yellow Transportation	$3,180,590	$2,811,892		13.1
Roadway Express	3,119,927	131,248		n/m
New Penn	260,572	9,770		n/m
Meridian IQ	213,199	120,245		77.3
Corporate	(6,803)	(4,539)		(49.9)

Consolidated	6,767,485	3,068,616

Reported operating income (loss):
Yellow Transportation	191,546	119,906		59.7
Roadway Express	158,334	(6,075)		n/m
New Penn	33,897	(221)		n/m
Meridian IQ	3,738	288		n/m
Corporate	(25,914)	(25,296	) [d]	(2.4)

Consolidated	361,601	88,602

Adjustments to operating income by segment [b] :
Yellow Transportation	(3,113)	19,020
Roadway Express	(1,466)	6,075
New Penn	32	221
Meridian IQ	—	482
Corporate	—	2,960

Consolidated	(4,547)	28,758

Adjusted operating income (loss):
Yellow Transportation	188,433	138,926		35.6
Roadway Express	156,868	—		n/m
New Penn	33,929	—		n/m
Meridian IQ	3,738	770		n/m
Corporate	(25,914)	(22,336)		(16.0)

Consolidated	$357,054	$117,360

Reported operating ratio:
Yellow Transportation	94.0%	95.7%
Roadway Express	94.9%	n/m
New Penn	87.0%	n/m
Consolidated	94.7%	97.1%

Adjusted operating ratio:
Yellow Transportation	94.1%	95.1%
Roadway Express	95.0%
New Penn	87.0%
Consolidated	94.7%

Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	$3.75	$1.33
Gains on property disposals	(0.06)	—
Contingent convertible dilution impact [c]	0.03	—
Acquisition charges - operating & nonoperating	—	0.34
Conforming accounting policies & legal provision	—	0.39
Roadway LLC net loss (12/12 - 12/31) & share dilution	—	0.21
Write off debt issuance costs - nonoperating	0.24	—

Adjusted diluted EPS	3.96	2.27

[a]	Includes the results of Roadway LLC for December 12 through 31.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

[b]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the 2004 periods herein consist of property gains and losses. Adjustments presented in the 2003 periods herein consist of property gains and losses, acquisition related charges, conforming accounting policies and the Roadway LLC net loss for the period 12/12 - 12/31.
[c]	Computed based on a weighted average share amount of $51.01 and $40.76 resulting in 1,942,000 additional diluted shares and 412,000 additional diluted shares for the three and twelve months ended December 31, 2004, respectively.
[d]	The 2003 amount includes approximately $4 million for an industry conference that we host every other year.